Exhibit 99.1

MF Global Reports Record Fourth Quarter and Fiscal Year 2008 Results

Growth Strategy Continues to Deliver Strong Performance in April

Company Takes Significant Steps to Strengthen Permanent Capital Structure

NEW YORK, May 20, 2008 – MF Global Ltd. (NYSE: MF), the world’s leading broker of exchange-listed futures and options, today reported financial results for the fiscal fourth quarter and full year ended March 31, 2008. MF Global has also taken significant steps to strengthen its capital structure and refinance its existing bridge loan.

“Over the last three months, we have delivered record results, strengthened our risk management processes and systems and successfully put in motion plans to refinance our bridge facility,” said Kevin Davis, chief executive officer, MF Global. “This franchise has performed through exceptionally challenging circumstances, and I firmly believe we have emerged as a stronger company than ever before.”

Fiscal Fourth Quarter and Year-End 2008 Highlights:

•

Total exchange-traded futures and options volumes grew 38 percent year-over-year for the fourth fiscal quarter to a record 594.4 million contracts; fiscal year 2008 volume grew 40 percent to a record 2,105.1 million contracts.

•

GAAP net revenues grew ten percent from the prior year period to $412.7 million for the fourth fiscal quarter. Adjusted net revenues[1] increased 23 percent to a record $464.1 million; fiscal year 2008 adjusted net revenues were up 23 percent to 1,692.4 million.

•

GAAP net loss for the fiscal fourth quarter was $71.1 million; adjusted net income increased 40 percent year over year to $60.9 million in the fiscal fourth quarter of 2008, or $0.48 per adjusted diluted share; fiscal year 2008 adjusted net income grew 43 percent to $211.8 million.

•	GAAP pre-tax margin for the fiscal fourth quarter was negative 23.4 percent. Adjusted pre-tax margin for the fiscal fourth quarter was 18.6 percent.

•

Total exchange-traded futures and options volume for the month of April 2008 was 178 million contracts. Net revenues for the month of April were $136 million. Net interest income for the month was $42 million.

•

MF Global has received a $300 million backstop commitment from an affiliate of J.C. Flowers & Co. LLC to purchase equity-linked securities of the company. This equity commitment serves as the foundation of the plan to refinance the company’s bridge facility while providing existing shareholders the opportunity to participate.

[1]	Adjusted items are non-GAAP measures. For a reconciliation of non-GAAP measures used in this release with the comparable GAAP measures, please reference the information at the end of this release.

MF Global Ltd.

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

Tel 441-296-1274

Mr. Davis added, “Whilst we had a number of equity related financing options available to the company, we felt it was critical to secure a transaction that allowed our existing shareholders to participate in our future success. We believe this transaction will provide our shareholders certainty around our capital structure.”

Mr. Davis continued, “Looking ahead, the secular shifts taking place in our markets are creating higher demand for MF Global’s services. We are ideally situated to benefit from this evolution as market turbulence and increasing demand for centrally cleared counterparties fits squarely with MF Global’s leadership position and independent, agency-only model. We continue to drive strong performance in the current quarter as evidenced by solid volume and net revenues in April.”

Fiscal Fourth Quarter and Year-End 2008 Performance

GAAP revenues, net of interest and transaction-based expenses (net revenues), were $412.7 million in the fourth quarter, up ten percent from $376.6 million for the same period last year. Adjusted net revenues were $464.1 million, up 23 percent from $376.6 million in prior year period. The only adjustment to net revenues was related to a one-time charge from a cash flow hedge originally entered into in anticipation of a previously forecasted debt issuance. GAAP net revenues for the year ended March 31, 2008, were $1,641.0 million, up 19 percent from $1,378.7 million for the same period last year. Adjusted net revenues were $1,692.4 million for the fiscal year, up 23 percent from the same period last year.

In the fourth quarter, GAAP pre-tax loss was $96.6 million. Adjusted pre-tax income was a record $86.5 million, an increase of 29 percent from the prior year period. GAAP pre-tax income for fiscal year 2008 was $16.4 million. Adjusted pre-tax income for the same period was up 38 percent to another record $313.7 million.

GAAP net loss was $71.1 million or $0.59 per basic and diluted share in the fourth quarter. Fiscal fourth quarter adjusted net income was up 40 percent to $60.9 million, or $0.48 per adjusted diluted share.

For the year ended March 31, 2008 the company reported a loss of $57.6 million, or $0.50 per basic and diluted share. Adjusted net income for the year increased 43 percent to $211.8 million, or $1.67 per adjusted diluted share.

In the fourth quarter, net interest income increased two percent year-over-year to $127.0 million. There are two main components which make up interest income: 1) $35.1 million in interest generated from principal transactions and related financing transactions; 2) $91.9 million in interest generated from our client funds and interest on excess cash. Please see the attached table for comparison periods.

Employee compensation and benefits expense, excluding non-recurring IPO awards, was $202.3 million for the fourth fiscal quarter. On an adjusted basis, employee compensation and benefits was $248.7 million, or 53.6 percent of adjusted net revenues, for the fourth fiscal quarter 2008, compared to 55.9 percent in the prior year period.

Non-compensation expense was $260.7 million for the fourth fiscal quarter compared to $109.4 million for the prior year period. Adjusted non-compensation expense was $111.8 million for the fourth fiscal quarter 2008, or 24.1 percent of adjusted net revenues, compared with 23.5 percent in the prior year period.

For the fiscal year 2008, the company’s effective tax rate on adjusted operations was approximately 33 percent.

As of March 31, 2008, MF Global had $15.3 billion in client funds, compared to $15.8 billion at March 31, 2007.

Fourth Quarter Rate per Contract

MF Global reports the following additional information on yields, or rate per contract in exchange-traded derivatives.

						% Change
	1Q08	2Q08	3Q08	4Q08	FY08	2Q08 vs 1Q08	3Q08 vs 2Q08	4Q08 vs 3Q08
Execution(1)	$0.67	$0.70	$0.66	$0.65	$0.67	5%	(6)%	(1)%
Clearing(1)
Total	$0.43	$0.38	$0.40	$0.44	$0.41	(12)%	5%	9%
Non-Professional Trader						(8)%	6%	2%

(1)	Excludes transaction fees and volumes unrelated to exchange-traded derivative activities.

In the fourth fiscal quarter, the rate per contract on cleared commissions was $0.44, up nine percent or $0.04 sequentially from the third fiscal quarter. The rate per contract in the company’s non-professional trader customer group increased two percent from the third quarter. Rate per contract in execution only commissions was $0.65 down approximately $0.01 from the third quarter.

Permanent Capital Structure

MF Global has taken significant steps to strengthen its capital structure and has begun to refinance the company’s $1.4 billion bridge loan established at the time of the IPO.

Today, MF Global signed a definitive agreement with an affiliate of J.C. Flowers & Co. LLC in which J.C. Flowers has agreed to provide a backstop commitment of $300 million toward the sale of equity–linked securities. Following the filing of the company’s annual report on Form 10-K in June, MF Global may conduct a public or private offering of these securities. Under the terms of the backstop commitment, J.C. Flowers will purchase a minimum of $150 million and a maximum of $300 million of any offering of these securities.

“This investment represents a tremendous vote of confidence in the strength of MF Global’s diversified business model and market leadership position by a sophisticated investor, with deep knowledge of the financial services industry,” said Randy MacDonald, chief financial officer, MF Global. “This strongly positions MF Global for future growth and provides the opportunity to build upon the compelling value proposition we offer our shareholders, clients and employees.”

“We are delighted to have the opportunity to make an investment in MF Global and we look forward to the company’s future success,” said J. Christopher Flowers, Managing Director at J.C. Flowers & Co.

The proceeds from the commitment and the potential offering will be used to repay a portion of the $1.4 billion bridge loan, which the company borrowed in conjunction with its initial public offering and separation from Man Group plc in July 2007. In addition to the equity capital proceeds, the company intends to use $350 million of excess liquidity on its existing five-year revolver and excess capital from internal sources to reduce portions of the outstanding bridge loan. The company is also in active discussions with its current bank group to refinance a portion of the bridge loan. The backstop commitment is subject to receipt of this refinancing.

The equity-linked securities will be in the form of perpetual convertible preferred shares. Each preferred share will be convertible at any time, at the option of the holder, into MF Global’s common shares, at an initial conversion price of $12.50 per share. The conversion rate and the conversion price will be subject to adjustments in certain circumstances.

Dividends on the security are cumulative at the rate of 6% per annum, payable in cash or common shares. Holders will have the right to vote with holders of the common shares on an “as-converted” basis.

The company may redeem the preferred shares after five years and may require the holders to convert the shares at any time after five years when the market price of the common shares exceeds 125% of the conversion price.

In connection with the investment, J.C. Flowers will have the right to appoint up to two directors to MF Global’s board of directors.

The securities have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration, or an exemption from registration.

This release is not an offer to sell any securities.

Conference Call Information

MF Global will hold a conference call to discuss the quarter’s results today at 10:00 a.m. EDT. The call is open to the public.

Dial-in Information

U.S. Domestic: 866.314.4483

International: 617.213.8049

Passcode: 90100109

Listeners to the call should dial in approximately 15 minutes prior to the start of the call. A live audio webcast of the presentation will be available on the investor relations section of the MF Global Web site and will be available for replay shortly after the event.

About MF Global Ltd.

MF Global Ltd., formerly Man Financial, is the leading broker of exchange-listed futures and options in the world. It provides execution and clearing services for exchange-traded and over-the-counter derivative products as well as for non-derivative foreign exchange products and securities in the cash market.

MF Global is uniquely diversified across products, trading markets, customers and regions. Its worldwide client base of more than 130,000 active accounts ranges from financial institutions, industrial groups, hedge funds and other asset managers to professional traders and private/retail clients.

MF Global operates in 12 countries on more than 70 exchanges, providing access to the largest and fastest growing financial markets in the world. It is the leader by volume on many of these markets and on a single day averages eight million contracts, more than most of the world’s largest derivatives exchanges.

MF Global Ltd. is rated Baa1/BBB/BBB+ by Moody’s, S&P and Fitch, respectively.

For more information, please visit www.mfglobal.com.

About J.C. Flowers & Co. LLC

J.C. Flowers & Co. LLC, based in New York, is a private equity firm focused solely on the financial services sector. Its latest fund has over $7 billion in commitments from investors.

Forward-Looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. We caution you not to place undue reliance on these forward-looking statements. We refer you to the Company’s filings with the Securities and Exchange Commission (SEC) for a description of the risks and uncertainties the Company faces. This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.mfglobal.com and on the SEC’s website at www.sec.gov.

(Tables Follow)

Investor Contact:

Lisa Kampf        +1.212.589.6592 lkampf@mfglobal.com

Media Contact:

Diana DeSocio +1.212.589.6282 ddesocio@mfglobal.com

# # #

Non-GAAP Financial Measures

In addition to our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures of our financial performance for the reasons described further below. The presentation of these measures is not intended to be considered in isolation from, as a substitute for or as superior to, the financial information prepared and presented in accordance with GAAP, and our presentation of these measures may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. The non-GAAP financial measures we use are (1) non-GAAP adjusted net income, (2) non-GAAP adjusted pre-tax income, (3) non-GAAP adjusted net income per adjusted diluted common shares, (4) non-GAAP adjusted employee compensation and benefits, and (5) non-GAAP adjusted non-compensation expenses. These non-GAAP financial measures currently exclude the following items from our statement of operations:

•	Refco integration costs

•	Exchange membership gains

•	IPO-related costs

•	Tax resulting from reorganization and separation

•	Settlement and curtailment of U.S. pension plan

•	Legal settlements

•	Loss on extinguishment of debt

•	Stock compensation charge related to vesting of predecessor Man Group plc awards

•	Stock compensation related to IPO awards

•	Transfer of UK defined benefit pension plan

•	Release of deferred loss on cash flow hedge from other comprehensive income to principal transactions

•	Broker related loss

We do not believe that any of these items are representative of our future operating performance. Other than exchange membership gains and losses, these items reflect costs that were incurred for specific reasons outside of normal operations.

In addition, we may consider whether other significant non-operating or unusual items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use. The non-GAAP financial measures also take into account income tax adjustments with respect to the excluded items.

MF Global

Consolidated and Combined Statements of Operations

(Dollars in thousands, except share data)

	Three months ended March 31,		Year Ended March 31,
	2008	2007	2008	2007
Revenues
Execution only commissions	131,317	105,182	$486,192	$386,533
Cleared commissions	439,599	359,287	1,528,642	1,280,047
Principal transactions	28,572	61,317	286,691	299,546
Interest income	631,876	1,771,187	3,669,020	4,090,431
Other	13,044	16,117	54,081	37,836

Total revenues	1,244,408	2,313,090	6,024,626	6,094,393
Interest and transaction-based expenses:
Interest expense	504,865	1,646,239	3,165,247	3,739,310
Execution and clearing fees	247,786	202,491	927,369	700,435
Sales commissions	79,064	87,785	290,972	275,916

Total interest and transaction-based expenses	831,715	1,936,515	4,383,588	4,715,661
Revenues, net of interest and transaction-based expenses	412,693	376,575	1,641,038	1,378,732

Expenses
Employee compensation and benefits (excluding non-recurring IPO awards)	202,307	212,231	898,672	834,710
Employee compensation related to non-recurring IPO awards	25,260	—	59,131	—
Communications and technology	31,371	26,950	118,732	102,234
Occupancy and equipment costs	9,340	7,078	35,622	29,823
Depreciation and amortization	15,784	14,512	54,820	46,777
Professional fees	26,436	19,706	74,576	50,082
General and other	31,961	20,355	98,334	77,335
PAAF legal settlement	—	—	76,814	—
Broker related loss	141,045	—	141,045	—
IPO-related costs	4,471	19,692	56,133	33,531
Refco integration costs	279	1,058	2,709	19,382

Total other expenses	488,254	321,582	1,616,588	1,193,874
Gains on exchange seats and shares	(3,962)	50,696	79,519	126,712
Net gain on settlement of legal proceeding	—	21,900	—	21,900
Loss on extinguishment of debt	—	—	18,268	—
Interest on borrowings	17,107	10,758	69,301	43,807

Income before provision for income taxes	(96,630)	116,831	16,400	289,663
Provision for income taxes	(26,127)	39,988	67,427	100,000
Minority interests in income of combined companies (net of tax)	641	376	4,871	1,733
Equity in earnings of unconsolidated companies (net of tax)	40	(405)	(1,683)	69

Net income (loss)	$(71,104)	$76,062	$(57,581)	$187,999

Earnings per share:
Basic	$(0.59)	$0.73	$(0.50)	$1.81
Diluted	$(0.59)	$0.73	$(0.50)	$1.81
Weighted average number of common shares outstanding:
Basic	120,030,708	103,726,453	115,027,797	103,726,453
Diluted	120,030,708	103,726,453	115,027,797	103,726,453

MF Global

Consolidated and Combined Balance Sheets

(Dollars in thousands, except share data)

	March 31,
	2008	2007
Assets
Cash and cash equivalents	$1,481,084	$1,692,554
Restricted cash	5,976,799	4,474,678
Securities purchased under agreements to resell	18,424,363	19,056,287
Securities borrowed	4,649,172	4,843,281
Securities received as collateral	623,752	555,229
Securities owned, at fair value	8,048,513	13,598,979
Receivables:
Brokers, dealers and clearing organizations	7,085,652	6,185,144
Customers	2,367,461	801,643
Affiliates	716	12,004
Other	41,835	41,741
Memberships in exchanges, at cost	8,909	17,514
Furniture, equipment and leasehold improvements, net	54,911	45,756
Goodwill	74,145	35,767
Intangible assets, net	193,180	202,291
Other assets	223,539	107,404

TOTAL ASSETS	49,254,031	51,670,272

Liabilities and Shareholders’ Equity/ Equity
Short-term borrowings, including current portion of long-term borrowings	1,729,815	82,005
Securities sold under agreements to repurchase	18,638,033	16,874,222
Securities loaned	3,188,154	10,107,681
Obligation to return securities borrowed	623,752	555,229
Securities sold, not yet purchased, at fair value	1,864,260	3,378,462
Payables:
Brokers, dealers and clearing organizations	6,317,297	2,561,509
Customers	15,302,498	15,756,035
Affiliates	12,921	869,897
Accrued expenses and other liabilities	305,485	345,868
Long-term borrowings	—	594,622

TOTAL LIABILITIES	47,982,215	51,125,530

Commitments and contingencies
Minority interests in consolidated subsidiaries	10,830	6,973

SHAREHOLDERS’ EQUITY/ EQUITY
Preference shares, $1.00 par value per share; 200,000,000 shares authorized, no shares issued and outstanding	—
Common shares, $1.00 par value per share; 1,000,000,000 shares authorized, 119,647,222 shares issued and outstanding	119,647
Additional paid-in capital	1,265,733
Accumulated other comprehensive income (net of tax)	6,084
Accumulated deficit	(130,478)

TOTAL SHAREHOLDERS’ EQUITY/ EQUITY	1,260,986	537,769

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/ EQUITY	$49,254,031	$51,670,272

GAAP Reconciliation

The table below reconciles pre-tax income to adjusted pre-tax income for the periods presented:

	Three months ended March 31,		Year ended March 31,
	2008	2007	2008	2007
	(dollars in millions)
Income/(loss) before taxes (unadjusted)	$(96.6)	$116.8	$16.4	$289.7
Add: Refco integration costs	0.3	1.1	2.7	19.4
Less: Exchange membership gains	4.0	(50.7)	(79.5)	(126.7)
Add: IPO-related costs	4.4	19.7	56.1	33.5
Add: Settlement and curtailment of U.S. pension plan	—	1.9	—	28.0
Add: Legal settlements	—	(21.9)	76.8	(16.3)
Add: Loss on extinguishment of debt	—	—	18.3	—
Add: Stock compensation charge on vesting of predecessor awards	—	—	14.6	—
Add: Stock compensation charge on IPO awards	25.2	—	59.1	—
Add: Employee compensation related to transfer of UK defined benefit plan from Group	3.6	—	3.6	—
Add: Release of deferred loss on cash flow hedges from other comprehensive income to principal transactions	51.4	—	51.4	—
Add: Broker related loss	94.2	—	94.2	—

Adjusted pre-tax income	$86.5	$66.9	$313.7	$227.6

The table below reconciles net income to adjusted net income (applying an assumed tax rate of 35% to the adjustments prior to the Reorganization and Separation), for the periods presented:

	Three months ended March 31,		Year ended March 31,
	2008	2007	2008	2007
	(dollars in millions)
Net income/(loss) (unadjusted)	$(71.1)	$76.1	$(57.6)	$188.0
Add: Refco integration costs	0.7	0.7	2.3	12.6
Less: Exchange membership gains	(4.2)	(33.0)	(52.7)	(82.4)
Add: IPO-related costs	9.5	12.8	46.6	21.8
Add: Tax from Reorganization and Separation	16.3	—	75.7	—
Add: Settlement and curtailment of U.S. pension plan	—	1.2	—	18.3
Add: Legal settlements	0.6	(14.2)	46.1	(10.6)
Add: Loss on extinguishment of debt	0.1	—	10.8	—
Add: Stock compensation charge on vesting of predecessor awards	0.3	—	9.8	—
Add: Stock compensation charge on IPO awards	19.3	—	41.4	—
Add: Employee compensation related to transfer of UK defined benefit plan from Group	3.6	—	3.6	—
Add: Release of deferred loss on cash flow hedges from other comprehensive income to principal transactions	30.3	—	30.3	—
Add: Broker related loss	55.5	—	55.5	—

Adjusted net income	$60.9	$43.6	$211.8	$147.7

Adjusted diluted earnings per share	$0.48	$0.34	$1.67	$1.16

Adjusted diluted shares outstanding (in millions) (1)	127.0	127.1	127.0	127.1

(1)	We believe it is meaningful to investors to present adjusted net income per adjusted diluted common share. Common shares outstanding are adjusted at March 31, 2008 to add back shares underlying an additional 6,984,596 restricted share units granted as part of the IPO Awards that are not considered dilutive under U.S. GAAP and therefore not included in diluted common shares outstanding. As of March 31, 2008, our adjusted diluted shares outstanding are 127.0 million, subject to increase to reflect our grant of additional awards in the future. Since we expect to add back the expenses associated with these awards in determining our adjusted net income in future periods, we believe it is more meaningful to investors to calculate pro forma adjusted net income per common share based on adjusted diluted shares outstanding. We believe that this presentation is meaningful because it demonstrates the dilution that investors will experience at the end of the three-year vesting period of these awards.

GAAP Reconciliation (continued)

The table below calculates Adjusted Principal Transaction Revenue for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2008	2007	2008	2007
	(dollars in millions)
Principal transactions	$28.6	$61.3	$286.7	$299.5
Release of deferred loss on cash flow hedges from other comprehensive income to principal transactions	51.4	—	51.4	—

Adjusted Principal Transaction Revenue	$80.0	$61.3	$338.1	$299.5

The table below calculates Total Adjusted Principal Transaction Revenue for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2008	2007	2008	2007
	(dollars in millions)
Adjusted Principal Transaction Revenue	$80.0	$61.3	$338.1	$299.5
Net interest generated from principal transactions, related financing transactions and impact of equity swaps	35.1	34.7	94.7	47.4

Total Adjusted Principal Transaction Revenue	$115.1	$96.0	$432.8	$346.9

The table below calculates the components of net interest income:

	Three months ended March 31,		Year Ended March 31,
	2008	2007	2008	2007
	(dollars in millions)
Net Interest generated from client funds and excess cash	$91.9	$90.2	$409.1	$303.7
Net interest generated from principal transactions, related financing transactions and impact of equity swaps	35.1	34.7	94.7	47.4

Total Net Interest Income	$127.0	$124.9	$503.8	$351.1

The table below calculates Adjusted Employee Compensation and Benefits for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2008	2007	2008	2007
	(dollars in millions)
Employee compensation and benefits (excluding non-recurring IPO awards)	$202.3	$212.2	$898.7	$834.7
Less: Settlement and curtailment of U.S. pension plan	—	(1.9)	—	(28.0)
Less: Transfer of UK defined benefit pension plan	(3.6)	—	(3.6)	—
Less: Stock compensation charge on vesting of predecessor awards	—	—	(14.6)	—
Add: Compensation adjustment following broker related loss	50.0	—	50.0	—

Adjusted Employee Compensation and Benefits	$248.7	$210.3	$930.5	$806.7

The table below calculates Adjusted Non-Compensation Expenses for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2008	2007	2008	2007
	(dollars in millions)
Total other expenses	$488.3	$321.6	$1,616.6	$1,193.9
Less: Employee compensation and benefits (excluding non-recurring IPO awards)	(202.3)	(212.2)	(898.7)	(834.7)
Less: Employee compensation related to non-recurring IPO awards	(25.3)	—	(59.1)	—
Less: Refco integration costs	(0.3)	(1.1)	(2.7)	(19.4)
Less: IPO-related costs	(4.4)	(19.7)	(56.1)	(33.5)
Less: Legal settlements	—	—	(76.8)	(5.6)
Less: Broker related loss	(144.2)	—	(144.2)	—

Adjusted Non-Compensation Expenses	$111.8	$88.6	$379.0	$300.7